UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 17, 2012

Date of Report

(Date of earliest event reported)

NetLogic Microsystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50838	77-0455244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3975 Freedom Circle, Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 454-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 17, 2012, pursuant to the terms of the Agreement and Plan of Merger dated as of September 11, 2011 (the “Merger Agreement”), among NetLogic Microsystems, Inc. (the “Company”), Broadcom Corporation (“Broadcom”) and I&N Acquisition Corp., a wholly owned subsidiary of Broadcom (“Merger Sub”), Merger Sub was merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a wholly owned subsidiary of Broadcom.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of the Company’s common stock, other than shares held by the Company, Broadcom, Merger Sub or any other direct or indirect wholly owned subsidiary of Broadcom or the Company and other than shares held by stockholders who perfected their appraisal rights in accordance with the General Corporation Law of the State of Delaware, was converted into the right to receive $50.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

This description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of The NASDAQ Global Select Market (“NASDAQ”), and at the close of business on February 17, 2012, the Company’s common stock ceased trading on NASDAQ. Also on that date, at the Company’s request, NASDAQ filed with the United States Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, or Form 25, to delist the Company’s common stock from NASDAQ and deregister the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company expects to file with the SEC a Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 13 and 15(d) of the Securities Exchange Act of 1934, or Form 15, whereupon the Company’s reporting obligations under Sections 13 and 15 of the Exchange Act will be suspended.

Item 3.03     Material Modification to Rights of Security Holders.

At the effective time of the Merger and pursuant thereto, the Company’s Restated Certificate of Incorporation was amended to read in its entirety as the certificate of incorporation of Merger Sub in effect immediately prior to the effective time, except that the name of the company set forth therein is “NetLogic Microsystems, Inc.” (the “Amended Certificate of Incorporation”).

Also, pursuant to the Merger Agreement, at the effective time of the Merger, the bylaws of Merger Sub, as in effect immediately prior to the effective time, became the bylaws of the Company, as the surviving corporation in the merger (the “Amended Bylaws”).

The foregoing descriptions of the Amended Certificate of Incorporation and Amended Bylaws are not complete and are subject to, and qualified in their entirety by, reference to the Amended Certificate of Incorporation and Amended Bylaws, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.01     Changes in Control of Registrant.

The information set forth in Item 3.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

The Merger Consideration is being funded through cash and cash equivalents available to Broadcom.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Merger, Ronald Jankov, Leonard Perham, Norman Godinho, Alan Krock, Douglas Broyles, Steven Domenik and Marvin Burkett ceased to be directors of the Company and members of any committee of the Company’s Board of Directors. Pursuant to the Merger Agreement, at the effective time of the Merger, the directors of Merger Sub immediately prior to the effective time became the directors of the Company, as the surviving corporation, and the officers of Merger Sub immediately prior to the effective time became the officers of the Company.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01     Other Events.

On February 17, 2012, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 11, 2011, by and among the NetLogic Microsystems, Inc., Broadcom Corporation and I&N Acquisition Corp. (Incorporated by reference to Exhibit 2.1 of NetLogic Microsystems, Inc.’s Current Report on Form 8-K filed on September 12, 2011)

3.1	Amended and Restated Certificate of Incorporation of NetLogic Microsystems, Inc.

3.2	Amended and Restated Bylaws of NetLogic Microsystems, Inc.

99.1	Press Release dated February 17, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetLogic Microsystems, Inc.

Date: February 17, 2012	By:	/s/ Rajiv Ramaswami
Rajiv Ramaswami President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 11, 2011, by and among the NetLogic Microsystems, Inc., Broadcom Corporation and I&N Acquisition Corp. (Incorporated by reference to Exhibit 2.1 of NetLogic Microsystems, Inc.’s Current Report on Form 8-K filed on September 12, 2011)

3.1	Amended and Restated Certificate of Incorporation of NetLogic Microsystems, Inc.

3.2	Amended and Restated Bylaws of NetLogic Microsystems, Inc.

99.1	Press Release dated February 17, 2012